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EXHIBIT 11
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STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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This information is submitted in accordance with Item 601 (b) (11) of
Regulation S-K and is contrary to provisions of Accounting Principles Board Opinion No. 15 because it results in a reduction of loss per share.

     Net loss for 1994                                       $(5,505,051)
                                                              ----------
                                                              ----------

     Loss per common and common
       equivalent share                                      $     (2.05)
                                                              ----------
                                                              ----------

     Loss per common share - assuming
       issuance of all contingent shares                     $     (2.04)
                                                               ----------
                                                               ----------

     Weighted average common and common
       equivalent shares (using average market value)          2,688,225
                                                               ----------
                                                               ----------

     Weighted average common and common
       equivalent shares assuming issuance of all
       contingent shares (using ending market value)           2,692,014
                                                               ----------
                                                               ----------


The treasury stock method was used for both shares computations.